                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:
     [_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                                     Commission Only (as
                                                     permitted by Rule
                                                      14a-6(e)(2))
     [X] Definitive Proxy Statement
     [_] Definitive Additional Materials
     [_] Soliciting Material Under Rule 14a-12

                           QUAKER CITY BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
     [_]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
     (3)  Filing Party:

--------------------------------------------------------------------------------
     (4)  Date Filed:

--------------------------------------------------------------------------------

                      [Q Logo] Quaker City Bancorp, Inc.
                             7021 Greenleaf Avenue
                              Whittier, CA 90602
                                (562) 907-2200

                                                                 October 5, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Quaker City Bancorp, Inc. (the "Company"), the holding company for Quaker City Bank (the "Bank"), scheduled to be held on Wednesday, November 15, 2000, at the Whittier Hilton, 7320 Greenleaf Avenue, Whittier, California, at 10:00 a.m. local time. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of directors for the Company. Directors and executive officers of the Company will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     I urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.


                              Sincerely yours,

                              /s/ FREDERIC R. McGILL

                              FREDERIC R. (RICK) McGILL
                              President and Chief Executive Officer

IMPORTANT: If your Quaker City Bancorp, Inc. shares are held in the name of a brokerage firm or nominee, only they can execute a proxy on your behalf. To ensure that your shares are voted, please telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy on your behalf.

     If you have any questions concerning the Proxy Statement or accompanying proxy or if you need any help in voting your stock, please telephone Morrow & Company at 1-800-856-8309 today.



--------------------------------------------------------------------------------
                         PLEASE SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD TODAY.
--------------------------------------------------------------------------------

                           Quaker City Bancorp, Inc.
                             7021 Greenleaf Avenue
                               Whittier, CA 90602
                                 (562) 907-2200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on November 15, 2000

                            _______________________

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Quaker City Bancorp, Inc. (the "Company"), the holding company of Quaker City Bank, will be held on Wednesday, November 15, 2000, at the Whittier Hilton, 7320 Greenleaf Avenue, Whittier, California, at 10:00 a.m. local time, subject to adjournment or postponement by the Board of Directors, for the following purposes:

          1. To elect three persons to the Board of Directors to serve until the annual meeting of stockholders to be held in the year 2003 and until their successors are duly elected and qualified;

          2. To transact such other business as may properly come before the Annual Meeting or any or all adjournment or postponements thereof.

     Only holders of record of the common stock, par value $.01 per share, of the Company on Thursday, September 21, 2000, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of the Company, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting.


                              By order of the Board of Directors

                              /s/ KATHRYN M. HENNIGAN

                              KATHRYN M. HENNIGAN
                              Corporate Secretary

Whittier, California
October 5, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

 TO VOTE YOUR SHARES, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT
                   PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                           Quaker City Bancorp, Inc.
                             7021 Greenleaf Avenue
                               Whittier, CA 90602
                                 (562) 907-2200

                     -------------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               November 15, 2000
                     -------------------------------------
                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Quaker City Bancorp, Inc., a Delaware corporation (the "Company"), the holding company of Quaker City Bank (the "Bank"), of proxies for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

               INFORMATION REGARDING VOTING AT THE ANNUAL MEETING
General

     At the Annual Meeting, the stockholders of the Company are being asked to consider and to vote upon the election of the three directors nominated by the Company's Board of Directors to serve until the annual meeting of stockholders to be held in the year 2003. For information regarding the proposal regarding the election of directors, see the section of this Proxy Statement entitled "ELECTION OF DIRECTORS." Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the director nominees identified on such card. Although management does not know of any matter other than the election of directors to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment with respect to any other matters that may properly come before the Annual Meeting.

     Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of the Company, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

     The mailing address of the principal executive offices of the Company is 7021 Greenleaf Avenue, Whittier, California 90602, and its telephone number is
(562) 907-2200. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 6, 2000.

Record Date and Voting

     Only stockholders of record on Thursday, September 21, 2000 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 5,096,077 shares of common stock, par value $.01 per share, of the Company ("Common Stock") as adjusted for the 25% Common Stock dividend paid to stockholders by the Company on or about May 30, 1997 (the "1997 Stock Dividend") and June 30, 1998 (the "1998 Stock Dividend" and, together with the 1997 Stock Dividend, the "Stock Dividends"). All information set forth herein regarding numbers of shares and exercise prices of outstanding awards under Company stock benefit plans has been adjusted, to the extent applicable, for the effect of the Stock Dividends.

Each share of outstanding Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

     As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than the election of directors, thus having the effect of a negative vote, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors.
Approval of any stockholder proposals that properly come before the Annual Meeting require the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter. Shares in excess of the Limit will not be counted for either the purpose of determining the presence or absence of a quorum or whether a proposal has been approved.

Solicitation

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and other employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith. In addition, the Company has retained proxy solicitor Morrow & Co., Inc. ("Morrow & Co.") to assist in the solicitation of proxies. Morrow & Co. may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co. a fee estimated not to exceed $6,000, plus reimbursement for reasonable out-of-pocket expenses.

                            ________________________

              The date of this Proxy Statement is October 5, 2000.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors

     The following table sets forth certain information, except where otherwise indicated, as of June 30, 2000 with respect to the directors of the Company and the Bank. While Mr. Ferguson as Director Emeritus attends meetings of the Board of Directors of the Company and of the Bank, he does not vote upon matters presented to the Boards.

     Each of the directors of the Company serves a three-year term and approximately one-third of the directors are elected at each annual stockholders' meeting. The Bank continues to have a classified board, approximately one-third of the members of which are elected each year to serve three-year terms.

                                                                         First
                                                        Term as          Became        Term as            Position Held
                                    First Became          Bank          Director       Company               with the
                                    Director of         Director           of          Director              Company
   Name of Director       Age           Bank            Expires         Company        Expires         and the Association
---------------------    -----      -----------         -------          ------        --------        -------------------
J.L. Thomas               64           1975              2000              1993           2000           Director and Chairman of
                                                                                                         the Board
Frederic R. McGill        53           1995              2001              1995           2001           Director, President and
                                                                                                           Chief Executive Officer
David S. Engelman         62           1999              2002              1999           2002           Director
Alfred J. Gobar           67           1992              2001              1993           2001           Director
Wayne L. Harvey           62           1981              2000              1993           2000           Director
David K. Leichtfuss       55           1991              2002              1993           2002           Director
Edward L. Miller          63           1985              2000              1993           2000           Director
D. W. Ferguson            84           1952               N/A              1993            N/A           Director Emeritus

     Set forth below is certain information concerning the principal occupation and business experience of each of the individuals named above during the past five years.

     J.L. Thomas is Chairman of the Company and the Bank. Mr. Thomas served as President and Chief Executive Officer of the Company since its formation in 1993 until July of 1996. Mr. Thomas joined the Bank in 1961, and was elected to the Board of Directors in 1975. Mr. Thomas served as Chief Operating Officer of the Bank from 1976 to 1982, and became its President and Chief Executive Officer in 1982, serving in that capacity until July of 1996. Mr. Thomas also serves as the Chairman of the Board of Directors of Quaker City Financial Corp., a wholly owned subsidiary of the Bank ("QCFC"), and of Quaker City Neighborhood Development, Inc. a wholly owned subsidiary of the Company ("QCND").

     Frederic R. (Rick) McGill served as Executive Vice President and Chief Operating Officer of the Company since its formation in 1993, serving in that capacity until July of 1996. Mr. McGill joined the Bank in 1991 as Executive Vice President and Chief Operating Officer. Mr. McGill was appointed President of and elected to the Board of Directors of the Company and the Bank in 1995, and was appointed Chief Executive Officer effective July 1, 1996. Prior to joining the Bank, Mr. McGill was an independent financial consultant specializing in mortgage banking. Mr. McGill has over 30 years experience in the banking industry. Mr. McGill has also served as the Chief Executive Officer of QCFC since 1991 and of QCND since July 1, 1996.

     David S. Engelman, a private investor, served as Chairman, Chief Executive Officer and President of UnionFed Financial Corporation from 1991 until 1997 and held the same positions at its subsidiary, Union Federal Bank. Mr. Engelman is a director of Fleetwood Enterprises, Inc., MGIC Investment Corporation and Mortgage Guaranty Insurance Corporation and a former director of Long Beach Financial Corporation where he served from 1997 to 1999. Mr. Engelman was appointed a director of the Company and the Bank effective September, 1999. Mr. Engelman is the Chairman of the Bank's Philanthropy Committee.

     Alfred J. Gobar is President and Chairman of AJGA, Inc., a family-owned economics consulting firm. Mr. Gobar has held this position since 1990. Prior to 1990, Mr. Gobar served as President and Chairman of Alfred Gobar Associates, Inc., a family-owned economics consulting firm. Mr. Gobar has been a director of the Bank since 1992 and of the Company since its formation in 1993.

     Wayne L. Harvey, retired, was previously the Managing Partner of Harvey & Parmelee, certified public accountants, and was with such firm from 1958 until 1998. Mr. Harvey has been a director of the Bank since 1981 and of the Company since its formation in 1993. Mr. Harvey is the Chairman of the Audit Committee of the Company's Board.

     David K. Leichtfuss is the President of Broadview Mortgage Corp., a mortgage banking company that specializes in residential permanent financing, and has been with such company since 1988. Mr. Leichtfuss has been a director of the Bank since 1991 and of the Company since its formation in 1993.

     Edward L. Miller is a partner in the law firm of Bewley, Lassleben & Miller and has been associated with such firm since 1963. Mr. Miller has been a director of the Bank since 1985 and of the Company since its formation in 1993. Mr. Miller is the Chairman of the Compensation Committee of the Company's Board.

     D.W. Ferguson is Director Emeritus of the Board of the Company and the Bank. Mr. Ferguson served as Chairman of the Company since its formation in 1993 until November of 1995. Mr. Ferguson joined the Bank in 1937 and held various positions prior to becoming the President and Chief Executive Officer in 1951, a position he held until 1982. Mr. Ferguson was elected to the Board of Directors of the Bank in 1952 and served as the Chairman of the Bank's Board from 1982 to 1995.

Committees of the Board of Directors

     The Company's Board of Directors has a standing Audit Committee and Compensation Committee.

     The Audit Committee held 4 meetings during the 2000 fiscal year, and currently consists of Messrs. Harvey (Chairman), Miller and Engelman. The Audit Committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of the Company, the Bank and their subsidiaries. The Audit Committee also, among other things, oversees the Company's financial reporting process, recommends to the Board the engagement of the Company's independent auditors; monitors and reviews the quality and activities of the Company's internal audit function and those of its independent auditors; and, monitors the adequacy of the Company's operating and internal controls as reported by management and internal auditors. The Board has adopted a written charter for the Audit Committee. The Audit Committee charter is included as Appendix A hereto. The members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers' listing standards.

     The Compensation Committee held 2 meetings during the 2000 fiscal year, and currently consists of Messers. Miller (Chairman), Harvey and Engelman. The Compensation Committee is authorized to review salaries and compensation, including non-cash benefits, of directors, officers and other employees of the Company and to recommend to the Board salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. In July of 1996, the Board established a subcommittee of the Compensation Committee, currently made up of two non-employee directors, Messrs. Engelman and Harvey, whose principal responsibility is to administer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and rules thereunder, the stock benefit plans of the Company with respect to certain transactions by executive officers and directors of the Company.

     The Company's Board of Directors selects nominees for election as directors. The Company does not have a standing nominating committee. The candidates for election at this Annual Meeting were nominated by the Board of Directors. In accordance with Section 6 of Article I of the Company's Bylaws (a copy of which is available upon request to the Corporate Secretary of the Company), stockholder nominations for election of directors may be voted on at an annual meeting only if such nominations are made pursuant to written notice timely given to the Corporate Secretary accompanied by certain information. To be timely, a stockholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the date of the meeting, provided that, in the event that less than 100 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, a stockholder's notice will be timely if received not later than the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made. Such stockholder's notice must set forth with respect to each director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of directors under the rules of the Securities and Exchange Commission ("SEC") and the stockholder's name and address, as they appear on the Company's books, and the number of shares of Common Stock owned by the stockholder giving the notice.

Meetings of the Board of Directors

     During the 2000 fiscal year, there were 12 meetings of the Board of Directors of the Company. All directors attended at least 75% of the meetings of the Board of Directors, and all members of the committees of the Board attended at least 75% of the meetings of those committees, in each case, after the election of such individual to the Board or to such committee.

Compensation of Directors

     Directors' Fees. The Company does not currently pay directors' fees. Currently, the directors of the Bank receive a monthly retainer fee of $2,000 each. Committee meeting fees of $100 per hour per meeting are also paid to non-employee directors of the Bank. In addition, a $200 monthly retainer is paid to the Audit Committee Chairman for general services in addition to meetings.

     Directors' Options. In 1993, the Company adopted a stock option plan for directors who are not officers or employees of the Company or its affiliates. See "COMPENSATION AND OTHER INFORMATION--Non-Employee Directors' Option Plan," below. In 1997, the Company adopted a stock incentive plan for employees and directors that provides for the grant of awards ("Awards") in the form of stock options (including incentive stock options or nonqualified stock options), restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and other stock-based benefits. See "COMPENSATION AND OTHER INFORMATION--1997 Stock Incentive Plan," below. In June 2000, grants of 5,000 nonqualified stock options with vesting on the first anniversary of the option grant date were made to each of the outside directors, all of which options were granted at an exercise price of $15.125 per share. Beginning October 1, 2000, the Chairman of the Board will receive a quarterly grant of 1,250 Non-qualified Options, valued at the closing market price of the Common Stock as reported on the Nasdaq National Market on the first business day of the quarter.


Executive Officers

     Set forth below are the executive officers of the Company, together with the positions currently held by those persons, as of June 30, 2000. The executive officers serve at the pleasure of the Company's Board of Directors; however, the Company has entered into employment agreements with Messrs. Thomas and McGill, which agreements are described under "COMPENSATION AND OTHER MATTERS--Employment Agreements and Change of Control Arrangements," below.


         Name                 Age                                Position (1)
----------------------       -----     ------------------------------------------------------------------------
Kathryn M. Hennigan           49       Corporate Secretary and Senior Vice President, Administrative Services
Hank H. Kadowaki              53       Senior Vice President, Income Property Lending of the Bank
Frederic R. McGill            53       Director, President and Chief Executive Officer
Jerrold Perisho               48       Senior Vice President, In-Store Banking of the Bank
Harold L. Rams                54       Senior Vice President, Single Family Lending of the Bank
Karen A. Tannheimer           41       Senior Vice President, Loan Service of the Bank
Robert C. Teeling             49       Senior Vice President, Retail Banking of the Bank
J.L. Thomas                   64       Director and Chairman of the Board
Dwight L. Wilson              52       Senior Vice President, Treasurer and Chief Financial Officer

-------------------
(1) Unless otherwise indicated, the indicated position is with the Company and the Bank.

     Set forth below is certain information concerning the business experience during the past five years of each of the individuals named above (other than Mr. Thomas and Mr. McGill--see "Directors" above).

     Kathryn M. Hennigan has served as Senior Vice President, Administrative Services and Corporate Secretary of the Company since its formation in 1993. Ms. Hennigan joined the Bank in 1992 as the Human Resource Manager. Ms. Hennigan was promoted to Senior Vice President, Administrative Services and Corporate Secretary of the Bank in January, 1993. Prior to joining the Bank, Ms. Hennigan held various management and administrative positions, including principal for seven years at a senior high school in Fullerton, California.

     Hank H. Kadowaki joined the Bank in 1994 as Major Loan Manager, and was promoted to Senior Vice President, Income Property Lending of the Bank in April, 1998. Prior to joining the Bank, Mr. Kadowaki had over fifteen years experience in commercial and multifamily lending.

     Jerrold S. Perisho joined the Bank in May, 2000 as Senior Vice President, In-Store Banking. Prior to joining the Bank, Mr. Perisho was executive director of the Whittier Boys & Girls Club. Mr. Perisho has over ten years experience in credit union management.

     Harold L. Rams joined the Bank in 1975 and currently serves as the Senior Vice President, Single Family Lending. Mr. Rams has over 30 years experience in the banking industry.

     Karen A. Tannheimer joined the Bank in 1983 as the Loan Service Supervisor. Ms. Tannheimer served in such capacity until 1986 when she left the Bank for a position with a computer service company. Ms. Tannheimer attained the position of Supervisor-Systems Analysis Group before leaving the computer services company to rejoin the Bank in June, 1992. Ms. Tannheimer currently serves as the Senior Vice President, Loan Service.

     Robert C. Teeling joined the Bank in 1991 as the Senior Vice President, Retail Banking. Prior to joining the Bank, Mr. Teeling had over 20 years experience in retail banking with various savings and loan associations in the southern California area.

     Dwight L. Wilson has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company since its formation in 1993. Mr. Wilson joined the Bank in 1976 as the Assistant Controller and held that position until 1979. Mr. Wilson served as the Controller of the Bank from 1979 to 1985. Since 1985, Mr. Wilson has been the Treasurer and Chief Financial Officer of the Bank and QCFC.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned as of September 21, 2000, the Record Date, by each director (and director nominee), by the Chief Executive Officer and the four most highly compensated executive officers of the Company and/or the Bank who were serving as executive officers at June 30, 2000 and who each received total salary and bonus in excess of $100,000 in fiscal 2000 (the "Named Executive Officers") and by all directors and executive officers as a group.


                                                                                          Shares of Common
                                                                                         Stock Beneficially     Percent of
   Name and Address(1)                            Title(2)                                  Owned (3)(4)         Class (5)
------------------------          --------------------------------------------           ------------------      ---------
J.L. Thomas(6)                    Chairman of the Board                                       171,961              3.34%
Frederic R. McGill(7)             President and Chief Executive Officer                       218,214              4.16%
David S. Engelman(8)              Director                                                      6,500                 *
Alfred J. Gobar(9)                Director                                                    142,996              2.80%
Wayne L. Harvey(10)               Director                                                    102,296              2.00%
Edward L. Miller(10)              Director                                                    242,604              4.72%
David K. Leichtfuss(10)           Director                                                     43,733                 *
D.W. Ferguson(11)                 Director Emeritus                                            70,679              1.38%
Dwight L. Wilson(12)              Senior Vice President, Treasurer and Chief
                                      Financial Officer                                        86,200              1.67%
Harold L. Rams(13)                Senior Vice President, Single Family Lending
                                      of the Association                                       68,448              1.34%
Kathryn M. Hennigan(14)           Corporate Secretary and Senior Vice President,
                                      Administrative Services                                  84,645              1.64%
All directors and executive
 officers as a group (15
 persons)(15)                                                                               1,367,313             26.56%



--------------------
  *  Does not exceed 1.0% of the Company's voting securities.

 (1) The address of each person is c/o Quaker City Bancorp, Inc., 7021 Greenleaf Avenue, Whittier, California 90602.

 (2) Titles are for both the Company and the Bank unless otherwise indicated.

 (3) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.

 (4) All shares beneficially owned have been adjusted for the Stock Dividends.

 (5) As of the Record Date, there were 5,096,077 shares of Common Stock outstanding.

 (6) Includes 14,027 allocated shares under the Quaker City Bank Employee Stock Ownership Plan and Trust (the "ESOP"); 46,093 shares subject to options granted under the 1993 Management Option Plan, which options are all currently exercisable, and 6,250 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (7) Includes 14,027 allocated shares under the ESOP; 69,845 shares subject to options granted under the 1993 Management Option Plan, which options are all currently exercisable, and 79,166 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (8) Includes 5,000 shares subject to options granted under the 1993 Directors' Option Plan, which options are all currently exercisable.

 (9) Includes 6,250 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (10) Includes 24,257 shares subject to options granted under the Quaker City Bancorp, Inc. 1993 Directors' Option Plan, which options are all currently exercisable, and 6,250 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (11) Includes 22,343 shares subject to options granted under the 1993 Directors' Option Plan, which options are all currently exercisable, and 6,250 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (12) Includes 12,661 allocated shares under the ESOP; 46,328 shares subject to options granted under the 1993 Management Option Plan, which options are all currently exercisable, and 15,833 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (13) Includes 11,859 allocated shares under the ESOP; and 14,167 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (14) Includes 10,258 allocated shares under the ESOP; 47,515 shares subject to options granted under the 1993 Management Option Plan, which options are all currently exercisable, and 15,833 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

 (15) Includes 86,012 allocated shares under the ESOP; 100,115 shares subject to options granted under the 1993 Directors' Option Plan, which options are all currently exercisable; 253,861 shares subject to options granted under the 1993 Management Option Plan, which options are all currently exercisable, and 207,500 shares subject to currently exercisable options granted under the 1997 Stock Incentive Plan.

                       COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

     The following table sets forth the compensation paid by the Company, including any of its subsidiaries, to the Named Executive Officers for services during the fiscal years ended June 30, 2000, 1999 and 1998.


                                                                               Long Term Compensation
                                                                     -------------------------------------------
                                        Annual Compensation(1)                 Awards                  Payouts
                                     ---------------------------     -----------------------------  ------------
                                                                     Restricted        Shares
                                                                        Stock        Underlying
                                                                      Award(s)         Options      LTIP Payouts
   Name and Principal Position       Year   Salary($)   Bonus($)         ($)             (#)             ($)
   ---------------------------       ----   --------    --------     ----------      ----------     ------------
J.L. Thomas                          2000   $175,000    $ 84,063      $   --            5,000(2)      $   --
Chairman of the Board                1999    175,000     121,000          --               --             --
                                     1998    175,000      75,900          --               --             --

Frederic R. McGill                   2000   $275,000    $154,000      $   --           25,000         $   --
President and                        1999    255,000     137,700          --           50,000             --
  Chief Executive Officer            1998    235,000      99,722          --               --             --

Dwight L. Wilson                     2000   $143,700    $ 46,386      $   --               --         $   --
Senior Vice President, Treasurer     1999    135,700      40,140          --           10,000             --
  and Chief Financial Officer        1998    129,200      30,827          --               --             --

Harold L. Rams                       2000   $121,300    $ 39,156      $   --               --         $   --
Senior Vice President, Single        1999    116,600      34,980          --            5,000             --
  Family Lending                     1998    113,200      26,743          --               --             --

Kathryn M. Hennigan                  2000   $115,600    $ 38,009      $   --               --         $   --
Senior Vice President,               1999    109,100      32,730          --           10,000             --
  Administrative Services and        1998    103,900      24,442          --               --             --
  Corporate Secretary

____________________
(1) Under Annual Compensation, the column titled "Salary" includes deferred compensation. The column titled "Bonus" consists of payments earned in the reported fiscal year under the Bank's Incentive Compensation Plan.

(2) Mr. Thomas received these shares in his capacity as a director of the Bank.

Stock Options

     The following table sets forth information regarding grants of stock options by the Company during fiscal 2000 to the Named Executive Officers. All options granted during fiscal 2000 were granted under the Company's 1997 Stock Incentive Plan. No shares of Common Stock reserved under the 1993 Management Option Plan are available for future option grants. As of June 30, 2000, 184,773 shares of Common Stock remained available for future Award grants under the 1997 Stock Incentive Plan.


                     Option/SAR Grants In Last Fiscal Year

                                                                                                    Potential Realizable Value of
                                                                                                       Assumed Annual Rates of
                                                                                                    Stock Price Appreciation For
                                           Initial Grants                                                    Option Term
----------------------------------------------------------------------------------------------      ----------------------------
                             Number of      Percent of
                            Securities    Total Options/
                            Underlying     SARs Granted
                           Option/ SARs    To Employees    Exercise or Base
Name                        Granted (#)   In Fiscal Year     Price ($/Sh)      Expiration Date          5% ($)         10% ($)
--------------------       ------------   --------------   ----------------    ---------------      ----------     -----------
J.L. Thomas                   5,000(1)           0%(1)        $15.125              06/15/10          $ 47,645        $120,245
Frederic R. McGill           25,000          41.66             15.125              06/15/10           238,225         601,225
Dwight L. Wilson                -0-              0                N/A                   N/A               -0-             -0-
Harold L. Rams                  -0-              0                N/A                   N/A               -0-             -0-
Kathryn M. Hennigan             -0-              0                N/A                   N/A               -0-             -0-


     (1) Mr. Thomas received these shares in his capacity as a director of the Bank. The grant represents 16.67% of shares granted to directors during the fiscal year.

     The following table sets forth the number of shares of Common Stock covered by options granted under the 1993 Management Option Plan and under the 1997 Stock Incentive Plan held by the Named Executive Officers at fiscal year-end June 30, 2000. All shares of Common Stock reserved under the 1993 Management Option Plan are subject to outstanding options and no shares remain available under the 1993 Management Option Plan for future option grants. The Named Executive Officers do not hold any options granted under the 1993 Directors' Option Plan. Awards under the 1997 Stock Incentive Plan may be granted in the form of stock options, restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and/or other stock-based benefits. As of June 30, 2000, 184,773 shares of Common Stock remained available for future Award grants under the 1997 Stock Incentive Plan. The following table also sets forth the value of unexercised options granted under the 1993 Management Option Plan and the 1997 Stock Incentive Plan that were in-the-money at June 30, 2000. Options are "in-the-money" if the fair market value of the shares covered thereby is greater than the option exercise price.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/SAR Values(1)


                                                                       Number of Securities
                                                                      Underlying Unexercised            Value of Unexercised
                                                                 Options at Fiscal Year End (#)(2)     In-the-Money Options at
                                                                                                       Fiscal Year End ($)(3)
                                Shares
                            Acquired on          Value
      Name                  Exercise (#)       Realized ($)      Exercisable      Unexercisable     Exercisable   Unexercisable
-------------------         ------------       ------------      -----------      -------------     -----------   -------------
J.L. Thomas                        --            $    --            50,260            7,083          $487,433        $  1,250
Frederic R. McGill              3,013             27,343           128,179           79,166           738,616           6,250
Dwight L. Wilson                   --                 --            57,995           10,832           489,913             -0-
Harold L. Rams                     --                 --            10,001            7,499               -0-             -0-
Kathryn M. Hennigan             1,000             11,200            59,183           10,832           502,471             -0-

___________________
(1) No free-standing stock appreciation rights ("SARs") are issuable under the Company's 1993 Management Option Plan.

(2) Number of shares of Common Stock underlying exercisable options has been adjusted for the Stock Dividends.

(3) The values of unexercised in-the-money options set forth in the table have been calculated, in accordance with requirements promulgated by the SEC, by determining the difference between the fair market value of the underlying Common Stock at fiscal year-end June 30, 2000 and the exercise price of the options (as adjusted for the Stock Dividends).

Employment Agreements and Change in Control Arrangements

     Employment and Change in Control Agreements

     In connection with the conversion of the Bank from mutual to stock form in December of 1993 (the "Conversion") and the commencement of operations by the Company as the holding company thereof, the Bank and the Company entered into employment agreements with Messrs. Thomas and McGill ("Executive," respectively). The Bank and the Company also entered into change in control agreements, which are two-year agreements, with Messrs. Wilson and Rams and with Ms. Hennigan ("Executive," respectively). The, employment agreements and change in control agreements were entered into with the intent of ensuring that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these individuals.

     Mr. Thomas' employment agreements with the Bank and the Company terminated on September 25, 2000, his sixty-fifth birthday. Mr. McGill's employment agreements with the Bank and the Company provide for a three-year term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the employment agreement with the Bank for an additional year such that the remaining term shall be the amount of the original term unless written notice of non-renewal is given by the Board of Directors of the Bank after conducting a performance evaluation of the Executive. Effective June 30, 2000, the Bank's Board extended the employment agreement of Mr. McGill until June 30, 2003. With respect to his employment agreement with the Company, commencing on the date of execution of the employment agreement with the Company, the term of the employment agreement for Mr. McGill extends, unless earlier terminated, one day each day until such time as the Company's Board of Directors or the Executive elects not to extend the term of the employment agreement by giving written notice to the other party, in which case the term of the employment agreement will be fixed and will end on the third anniversary date of the written notice.

     The employment agreements provide that Mr. McGill will receive an annual base salary of $295,000, which will be reviewed annually by the Board of the Bank. In addition to the base salary, the employment agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The employment agreements provide for termination by the Bank or the Company for cause at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause or for disability, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices, (ii) a material change in the Executive's functions, duties or responsibilities, or relocation of his principal place of employment, or a material reduction in benefits or perquisites; (iii) liquidation or dissolution of the Bank or the Company; or (iv) a breach of the employment agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary, would be entitled to receive an amount equal to: (i) the amount of the remaining salary payments that the Executive would have earned if he continued his employment with the Bank or Company during the remaining unexpired term of the employment agreement at the Executive's defined base salary on the date the Executive was terminated; (ii) the average of the amount of bonus and any other cash compensation paid to the Executive during the term of the employment agreement times the remaining number of years of the employment agreement and any fraction thereof, and (iii) an amount equal to the average of the annual contributions that were made on the Executive's behalf to any employee benefit plan of the Company or Bank during the term of the employment agreement times the remaining number of years of the employment agreement and any fraction thereof.

     If termination of employment follows a "change in control" of the Bank or the Company, as defined in the employment agreement, the Executive or, in the event of death, his beneficiary, would be entitled to an aggregate payment from the Bank and the Company equal to the greater of: (i) the payments due for the remaining term of the agreement; or (ii) three times the Executive's average annual compensation for the three preceding taxable years, including bonuses and any other cash compensation paid or to be paid to the Executive during such years, and the amount of any contributions made or to be made to any employee benefit plan. The Bank and the Company would also continue the Executive's life, health and disability coverage for the remaining unexpired term of the employment agreements to the extent allowed by the plans or policies maintained by the Company or Bank from time to time. Payments to the Executive under the Bank's employment agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. The employment agreements also provide for reduced benefits to an Executive upon termination of employment due to disability and further provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law. In the event of a change in control based upon fiscal 2000 salary and bonus, Mr. McGill would receive approximately $1,353,000 in severance payments in addition to other cash and noncash benefits provided under the employment agreements.

     The change in control agreements with the Bank and the Company provide for a two-year term for Messrs. Wilson and Rams and Ms. Hennigan. Commencing on the first anniversary date and continuing on each anniversary thereafter, the change in control agreements may be extended by the Board of Directors of the Bank for a year so that the remaining terms shall be two years. Effective June 30, 2000, the Bank's Board extended the term of the change of control agreements with each Executive until June 30, 2002. Commencing on the date of execution of the change in control agreement with the Company, the term of the change in control agreement extends for one day each day until such time as the Board of Directors of the Company or the Executive elects not to extend the term of the change in control agreement by giving written notice to the other party, in which case the term of the change in control agreement will be fixed and will end on the second anniversary date of the written notice. Each change in control agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminates the Executive's employment for any reason other than cause, the Executive or, in the event of death, the Executive's beneficiary would be entitled to receive an aggregate payment from the Bank and the Company equal to two times the Executive's average annual salary for the two preceding taxable years, including bonuses and any other cash compensation paid or to be paid to the Executive during such years and the amount of any contributions made or to be made to any employee benefit plan. The Bank and the Company would also continue the Executive's life, health and disability coverage for the remaining unexpired term of his change in control agreement to the extent allowed by the plans or policies maintained by the Company or Bank from time to time. Payments to the Executive under the Bank's change in control agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. If a change in control occurs, based upon fiscal 2000 salary and bonus, the amounts payable to Messrs. Wilson and Rams and Ms. Hennigan, pursuant to the change in control agreements would be approximately $394,542, $333,042 and $318,778, respectively, in addition to other cash and noncash benefits provided for under the change in control agreements.

     The change in control agreements and the employment agreements contain a provision to the effect that in the event of a change in control, the aggregate payments under the agreements shall not constitute an excess parachute payment under Section 28OG of the Internal Revenue Code of 1986, as amended ("Code") (which imposes an excise tax on the recipient and denial of the deduction for such excess amounts to the employer). Such provision provides that the payments under the agreements shall be reduced to one dollar below the amount that would trigger an excise tax under Section 280G.

     Change in Control Provisions in Stock Benefit Plans

     Both the Quaker City Bancorp, Inc. 1993 Incentive Option Plan and the 1997 Stock Incentive Plan contain change in control provisions. The definition of "change in control" is the same in both the 1993 Incentive Option Plan and the 1997 Stock Incentive Plan.

     The Company's 1993 Incentive Option Plan provides that to the extent not previously exercisable, options granted under the 1993 Management Option Plan become exercisable upon a change in control. All outstanding unexercised options under the 1993 Management Option Plan are currently exercisable. No shares of Common Stock remain available under the 1993 Management Option Plan for future option grants.

     The 1997 Stock Incentive Plan also contains a change in control provision. Pursuant to such provision, as of the effective time and date of any change in control, the 1997 Incentive Stock Plan and any then outstanding Awards granted thereunder (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of the 1997 Stock Incentive Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 1997 Stock Incentive Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective time of the change in control (net of the appropriate option exercise prices). If the 1997 Stock Incentive Plan and the Awards terminate by reason of the occurrence of a change in control without provision for any of the actions described in clause (a) or (b) of the immediately preceding sentence, then any holder of outstanding Awards will have the right, at such time immediately prior to the consummation of the change in control as the Board designates, to exercise such Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

Defined Benefit Plan

     The Bank maintains the Quaker City Bank Employee Retirement Income Plan, a non-contributory defined benefit pension plan ("Defined Benefit Plan") qualified under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). Employees become eligible to participate in the Defined Benefit Plan upon attaining the age of 21 and completing one year of service during which they have served a minimum of 1,000 hours. Until December 31, 1999, the Plan was an income replacement retirement plan. The benefits were based on years of service and the three consecutive years of employment during which the participant earned the highest compensation. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Effective December 31, 1993, the Plan was frozen for benefit service accrued, and employees hired after November 30, 1992 did not participate in the Plan.

     Due to the December 31, 1993 freezing of participants' years of service credited, the Board of Directors approved the conversion of the Defined Benefit Plan into a Cash Balance Plan effective January 1, 2000. Under the provisions of the Cash Balance Plan, a cash balance account is established for each participant at plan entry and increased over time with pay and interest credits. Pay credits are equal to 5.0% of eligible pay and are credited to each participant's cash balance account annually. Interest credits are based on ten-year Treasury Note rates and are credited to a participant's cash balance account quarterly. At termination of employment, a participant (if vested) becomes entitled to a monthly annuity payable for life (or over a joint lifetime with his or her beneficiary) at retirement. Although the Cash Balance Plan is intended to be an ERISA-qualified plan, the Bank has not yet submitted the Cash Balance Plan for approval as such, due to the recent Internal Revenue Service
(IRS) moratorium on the consideration of cash balance plans. The Bank has implemented the Cash Balance Plan, effective January 1, 2000, on a provisional basis, and intends to apply for IRS approval as soon as practicable.

     Estimated annual benefits payable at normal retirement age, expressed as a single life annuity, to each of the Named Executive Officers under the Cash Balance Plan are as follows:

          Name                            Estimated Annual Benefit
          ----                            ------------------------
          Frederic R. McGill                      $21,300
          Dwight L. Wilson                         68,000
          Harold L. Rams                           57,300
          Kathryn M. Hennigan                      21,100

401(k) Plan

     Effective July 1, 1997, the Bank implemented a 401(k) Plan. Employees become eligible to participate in the 401(k) Plan upon attaining the age of 21 and completing one year of service during which they have served a minimum of 1,000 hours. The 401(k) Plan is an ERISA-qualified plan under which employees may annually defer, on a pretax basis, up to the lesser of 15% of their base salary or the IRS limitation on employee deferrals ($10,500 for 2000). The Bank currently contributes on a matching basis 40% of the first 5% of the employees' contributions to participants' accounts in the 401(k) Plan.

Employee Stock Ownership Plan

     At the conversion to a stock company in December, 1993, the Company established an Employee Stock Ownership Plan ("ESOP") for all employees who are age 21 or older and have completed one year of service with the Bank during which they have served a minimum of 1,000 hours. The ESOP is internally leveraged and borrowed $3.1 million from the Company to purchase 10% of the outstanding shares of the common stock of Quaker City Bancorp, Inc. issued in the original conversion to common stock ownership. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP. In conjunction with the conversion of the Bank's income replacement Defined Benefit Plan into a Cash Balance Plan effective January 1, 2000, and the inclusion of all eligible employees as participants in the Cash Balance Plan, the Board of Directors approved an amendment to the ESOP loan agreement and promissory note which allows the loan underlying the ESOP to be amortized over a longer period of time. ESOP participants will receive essentially the same benefit, but the length of time by which the benefit will be earned will be extended from September 2003 to December 2004. At June 30, 2000 and 1999, the outstanding balance on the loan was $1.0 million and $1.3 million, respectively. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation, as described in the plan, in the year of allocation. Benefits generally become 100% vested after five years of vesting service. Vesting will accelerate upon retirement, death or disability of the participant or in the event of a change in control of the Bank or the Company. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. Since the annual contributions are discretionary, the benefits payable under the ESOP cannot be estimated.

Retirement Benefit Equalization Plan

     Until December 31, 1999, the Bank maintained a nonqualified Supplemental Executive Retirement Plan ("SERP") for certain employees and their beneficiaries whose benefits from the Bank's Defined Benefit Plan were reduced by reason of the annual limitation on benefits and contributions imposed by Section 415 of the Code and the limitations imposed on compensation taken into consideration in the determination of benefits under the Defined Benefit Plan due to Section 401(a)(17) of the Code. The SERP provided additional benefits to participants to ensure that they received an aggregate annual benefit from the Defined Benefit Plan, the ESOP and Social Security of an amount equal to 65% of such participants' final average compensation at age 65.

     In conjunction with the conversion of the Bank's Defined Benefit Plan into a Cash Balance Plan effective January 1, 2000, the SERP was converted into a Retirement Benefit Equalization Plan ("RBEP") for certain employees. J.L. Thomas' benefit remains under the SERP, and is estimated to be $39,955, expressed as a single life annuity. The RBEP is a supplemental plan to the Cash Balance Plan, 401(k) Plan, and ESOP and is intended to provide certain covered employees with the total amount of retirement income that they would otherwise receive under these plans if not for legislated ceilings in compliance with certain sections of the Internal Revenue Code which limit retirement benefits payable from qualified plans. Under the provisions of the RBEP, a cash balance account is established for each participant at plan entry and increased over time with contribution and interest credits. The opening account balance for each participant was equal to their liability held under the SERP. Contribution credits are equal to the amounts not contributed under the qualified plans due to IRS limitations and are credited to each participant's cash balance account annually. Interest credits are based on ten-year Treasury Note rates and are credited to a participant's cash balance account quarterly. Benefits for executives under the RBEP and all qualified plans are expected to be lower than those under the former SERP and all qualified plans.

     The approximate allocation under the RBEP for January 1, 2000 through June 30, 2000 for the Named Executive Officers is as follows:


                                                   Estimated
          Name                                     Allocation
          ----                                     ----------
          Frederic R. McGill................          $49,875
          Dwight L. Wilson..................            4,081
          Harold L. Rams....................                0
          Kathryn M. Hennigan...............                0

Non-Employee Directors' Option Plan

     Non-employee directors ("Outside Directors") of the Company and the Bank are eligible to receive stock options under the Quaker City Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "1993 Directors' Option Plan").
The purpose of the 1993 Directors' Option Plan is to promote the growth and profitability of the Company and the Bank by providing an incentive in the form of stock options to Outside Directors of outstanding competence to achieve long-term objectives of the Company and the Bank by encouraging their acquisition of an equity interest in the Company.

     The 1993 Directors' Option Plan authorized the granting of nonqualified stock options for a total of 161,719 shares of Common Stock (as adjusted for the Stock Dividends) to Outside Directors. Stock options for an aggregate of 153,634 shares of Common Stock (as adjusted for the Stock Dividends) were granted to the six Outside Directors at the date of the Conversion at an exercise price of $7.50 ($4.80, as adjusted for the Stock Dividends) per share, which was the offering price of the Common Stock in the initial public offering of the Company. To the extent options for shares are available for grants under the 1993 Directors' Option Plan, each subsequently elected Outside Director will be granted nonqualified stock options to purchase 4,041 shares of Common Stock (as adjusted for the Stock Dividends) or a number of options to purchase such lesser number of shares as remain in the Directors Option Plan. On September 16, 1999, the date on which he first began to serve as an outside director, David Engelman received nonqualified stock options to purchase 5,000 shares of Common Stock under the 1993 Directors' Option Plan. If options for sufficient shares are not available to fulfill the grant of options to an Outside Director, and thereafter options become available, such persons shall receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among such persons the number of options available. There are 3,085 shares of Common Stock (as adjusted for the Stock Dividends) remaining under the 1993 Directors' Option Plan available for future option grants.

     All options initially granted under the 1993 Directors' Option Plan in connection with the Conversion became exercisable January 1, 1995; options granted to a subsequently elected Outside Director will become exercisable on the first business day of January following that date on which such subsequent Outside Director is qualified and first begins to serve as a Director, provided, however, that in the event of death, disability or retirement of the participant or upon a change in control of the Company or the Bank, all options previously granted would automatically become exercisable. Each option granted under the Directors' Option Plan expires upon the earlier of 10 years following the date of grant, or one year following the date the Outside Director ceases to be a director.

1997 Stock Incentive Plan

     The 1997 Stock Incentive Plan provides for the grant of Awards in the form of stock options (including incentive stock options or nonqualified stock options), restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and other stock-based benefits (referred to herein as "Awards"). Persons eligible to receive an Award under the 1997 Stock Incentive Plan include directors, officers, employees, consultants, and advisors of the Company and its affiliated entities. In July 1997, certain grants of Nonqualified Options were made to senior executive officers and outside directors under the 1997 Stock Incentive Plan, which grants were made subject to stockholder approval of the 1997 Stock Incentive Plan at the Company's 1997 Annual Meeting of Stockholders. The nonqualified stock options granted have ten-year terms, expiring on July 24, 2007. In April 1998, Hank H. Kadowaki was granted 12,500 Nonqualified Options upon his becoming a senior executive officer, which options have a ten-year term, expiring on April 21, 2008. In May 1999, certain grants of nonqualified stock options were made to senior executive officers, all of which options have ten-year terms and will expire on May 30, 2009. An amendment to the 1997 Stock Incentive Plan was approved by the stockholders at the Company's 1999 Annual Meeting of Stockholders. The amendment increased the number of shares of Common Stock reserved for issuance under the 1997 Stock Incentive Plan from 233,000 (291,250 shares as adjusted for the 1998 Stock Dividend) to 560,465 (the aggregate of 291,250 and 269,215), subject to adjustment for future stock dividends and similar capital changes.

     Grants of nonqualified stock options, based on the individual's salary and length of service, were made to non-executive management of the Bank in December, 1999. The total share number of these grants is approximately 30,000; all of these options have ten-year terms, and vest in either three or five equal annual installments, depending on length of service. In April 2000, Jerrold S. Perisho was granted 5,000 nonqualified stock options upon being hired as a senior officer, which options have a ten-year term, expiring on April 20, 2010. In June 2000, a grant of 25,000 nonqualified stock options, vesting in three equal annual installments, was made to Chief Executive Officer McGill, and grants of 5,000 nonqualified stock options with vesting on the first anniversary of the option grant date were made to each of the outside directors, all of which options were granted at an exercise price equal to the closing sale price of the Common Stock, as reported on the Nasdaq National Market on the date of grant.

     For additional information regarding option grants made by the Company to the Named Executive Officers under the 1997 Stock Incentive Plan in fiscal 2000, see "COMPENSATION AND OTHER INFORMATION--Stock Options", above. Each of the options granted to date under the 1997 Stock Incentive Plan expires ten years following the date of grant. As of September 21, 2000, a total of 185,499 shares of Common Stock remains available for future Award grants to all eligible persons under the 1997 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee consists of Messrs. Miller (Chairman), Engelman and Harvey. None of such members is, or formerly was, an officer or employee of the Company or any of its subsidiaries and none had any relationship with the Company requiring disclosure herein under applicable rules. In addition, to the Company's knowledge, no executive officer of the Company serves as a director or a member of the compensation committee of another entity.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Administration

     The compensation program is administered by the Compensation Committee of the Company's Board of Directors, which is composed of at least two outside, non-employee directors. The Chairman of the Board, the Chief Executive Officer and the Senior Vice President, Administrative Services, serve as advisors to the Compensation Committee. Following review and approval by the Compensation Committee, all issues pertaining to employment-related contracts are submitted to the full Board of Directors for approval.

     The following is the Compensation Committee report addressing the compensation of the Company's executive officers for the 2000 fiscal year.

Philosophy

     The goals and objectives of the executive compensation policies remain the same as in previous years. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Targeted levels of executive compensation are set at levels the Compensation Committee believes to be consistent with others in the financial services industry, with executives' compensation packages increasingly being weighted toward programs contingent upon the Company's long-term (three years or more) performance. As a result, the executives' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

     The Company's compensation strategy continues to support the concept of pay-for-performance, associating the goal of variable pay for variable performance. A mix of compensation elements, with an emphasis on tying long-term incentives to corporate performance, is designed to meet this goal. The mix of compensation elements varies between executive levels within the organization, with compensation opportunities of senior executives relying more heavily on annual and long-term incentive compensation.

     With regard to Section 162(m) of the Code, which limits the deductibility of certain executive officer compensation in excess of $1 million, the Company intends to take all necessary steps to cause the compensation paid to executive officers to be deductible by the Company.

Performance to Date

     The Company's compensation strategy is based on the philosophy that Company executives should be compensated within competitive norms for their level of responsibility within the organization. The Company has determined the competitive marketplace for different executive levels within the organization. Generally, the competitive marketplace for senior executives has been defined as financial institutions with assets between $750 million and $1.5 billion that are located in California.

     It should be noted that the Company wishes to compare itself on a broader basis for corporate performance purposes, and thus the peer group referenced above for comparison purposes in regard to cash compensation is not identical to that used in the Stock Price Performance Graph which appears immediately after this report.

     The Compensation Committee conducted its annual review of officers' base salary levels in June of 1999. As a result of the Compensation Committee review, senior executives received raises ranging from 4.0% to 8.0% for fiscal 2000. These raises in base salaries reflected the impact of increased job responsibilities and improved performance.

     In the spring of 1997, a competitive review of the current cash compensation program (base salary and short-term incentive cash compensation) for Company executives was performed by an independent outside consulting firm, KPMG LLP. The findings of such review were used by the Compensation Committee in its executive salary reviews for fiscal 1998 and fiscal 1999. The Compensation Committee retained independent consulting firm Wm. M. Mercer, Inc. to perform a new independent review of the executive cash compensation program in the spring of 1999, the results of which were used for executive salary reviews for fiscal 2000 and fiscal 2001. The Compensation Committee intends to undertake an executive cash compensation review in the Spring of 2001.

     Annual incentive compensation for both the Chief Executive Officer and the Chairman of the Board was based solely on corporate goals. For fiscal year 2000, the target incentive for the Chief Executive Officer was 50% of base salary, while that of the Chairman of the Board was on a profitability-based graduated scale. For fiscal 2000, these goals pertained to performance in the following areas: net profit, asset quality, operating expense ratios, regulatory and compliance ratings, quality of customer service and year 2000 preparation. In addition, a profitability threshold required for any corporate bonus award continues to be an integral part of the incentive compensation plan. Incentive compensation for fiscal 2000 for other executive officers of the Company, with a target of 30% of base salary, was based 80% upon corporate and 20% upon personal goal achievement. The annual incentive program also included a profitability threshold necessary for the payment of any bonus based on corporate goals. In July of 2000, executive officers received bonuses approved by the Board of Directors based on both management objectives and their personal goal achievement, as applicable, during fiscal year 2000.

     The third part of executive compensation is the long-term compensation program, including incentive stock options, nonqualified stock options and stock grants. Stock options have been granted under both the Company's 1993 Management Option Plan and the 1997 Incentive Stock Plan. The purpose of these plans is to encourage management stability as well as stock ownership of the Company.

     Under the 1993 Management Option Plan, senior executives received stock options which offer them the possibility of future gains, depending on the executive's continued employment by the Company or the Association and the long-term price appreciation of the Company's Common Stock. At the Conversion, senior executive officers were granted options under the 1993 Management Option Plan that vested over a period of three years, with one-third becoming exercisable on each of January 1, 1995, 1996, and 1997. All shares of Common Stock reserved under the 1993 Management Option Plan are subject to outstanding options and no shares remain available under the 1993 Management Option Plan for future option grants. Under the first grant under the 1997 Stock Incentive Plan, senior executive officers, except for Mr. Kadowaki, received nonqualified stock options which vest over a period of three years, with one third becoming exercisable on each of July 7, 1998, 1999, and 2000. Mr. Kadowaki received nonqualified stock options upon his appointment in April, 1998 as Senior Vice President, Income Property Lending of the Bank. One-third of Mr. Kadowaki's nonqualified stock options will become exercisable on each of April 21, 1999, 2000 and 2001. On May 20, 1999, senior executive officers received nonqualified stock options which vest over a period of three years, with one third becoming exercisable on each of May 20, 2000, 2001 and 2002. An amendment to the 1997 Stock Incentive Plan was approved by the stockholders at the Company's 1999 Annual Meeting of Stockholders. The amendment increased the number of shares of Common Stock reserved for issuance under the 1997 Stock Incentive Plan from 233,000 (291,250 shares as adjusted for the 1998 Stock Dividend) to 560,465 (the aggregate of 291,250 and 269,215), subject to adjustment for future stock dividends and similar capital changes.

     Jerrold S. Perisho received nonqualified stock options upon being hired in May, 2000 as Senior Vice President, In-Store Banking of the Bank. One-third of Mr. Perisho's nonqualified stock options will become exercisable on each of April 20, 2001, 2002, and 2003. In June 2000, a grant of nonqualified stock options was made to Chief Executive Officer McGill. For further information regarding this grant, see the section of this proxy entitled "Chief Executive Officer Compensation," below.

     Awards under the 1997 Stock Incentive Plan may be granted in the form of stock options, restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and/or other stock based benefits. As of September 21, 2000, 185,449 shares of Common Stock remain available for future grants of Awards under the 1997 Stock Incentive Plan. Pursuant to the terms of the 1997 Stock Incentive Plan, no one eligible person may be granted Awards with respect to more than 100,000 shares of Common Stock in any one calendar year.

Chief Executive Officer Compensation

     The base salary for Mr. McGill for fiscal year 2000 was increased by 7.8% as a result of peer cash compensation comparisons. Mr. McGill's target short term incentive level increased to 50% of base salary as a result of the Committee's implementation of a recommendation of the 1999 executive compensation study by Wm. M. Mercer, Inc. The annual incentive bonus payout is based on the same corporate goal achievement, including a profitability threshold, as all other executives. In July of 2000, Mr. McGill received an incentive bonus of $154,000, approved by the Board of Directors, and based on corporate goal achievement during fiscal year 2000.

     The executive cash compensation study performed by Wm. M. Mercer, Inc. in the spring of 1999 found Mr. McGill's base salary to be below the 50th percentile of base salaries for competitor organizations. As a result, for fiscal 2001, Mr. McGill will receive a base salary of $295,000, a 7.0% increase over the previous year.

     In an initial grant under the 1997 Stock Incentive Plan, the Compensation Committee awarded Mr. McGill Nonqualified Options to purchase 62,500 shares of Common Stock (as adjusted for the 1998 Stock Dividend). In May of 1999, in a second grant to senior executives under the 1997 Stock Incentive Plan, the Compensation Committee awarded Mr. McGill Nonqualified Options to purchase 50,000 shares of Common Stock. In June, 2000, the Compensation Committee awarded Mr. McGill Nonqualified Options to purchase 25,000 shares of Common Stock. The number of options granted to Mr. McGill under the 1997 Stock Incentive Plan was based upon several factors, including past performance, present and future responsibility of his position and further aligning the Chief Executive Officer's interests with those of the Company's stockholders. Each of Mr. McGill's grants under the 1997 Stock Incentive Plan vests over a three-year period, and exercise prices of each are based on the closing sale price of the Common Stock, as reported on the Nasdaq National Market on the date of grant.

Conclusion

     The Committee believes that the current compensation policies for the Company and the Bank are both effective and appropriate. For fiscal years 1998, 1999 and 2000, when the profit threshold was met, there was in place a compensation mix which increasingly relies on incentive compensation for corporate goal achievement.

                                    2000 COMPENSATION COMMITTEE
                                    David S. Engelman
                                    Wayne L. Harvey
                                    Edward L. Miller

     The report of the Compensation Committee shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Stock Price Performance Graph

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

     The graph below compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of the NASDAQ National Market System equity index and Media General's Savings and Loan Industry Group index from June 30, 1995 through June 30, 2000. The graph assumes that $100 was invested on June 30, 1995 in the Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock since the Company's formation in September 1993. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                   COMPANY, INDUSTRY INDEX AND BROAD MARKET

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           Quaker City    Savings      NASDAQ
(Fiscal Year Covered)        Bancorp, Inc.  & Loan       Market Index
-------------------          -------------  ---------     -----------
Measurement Pt-  1995        $100.00        $100.00      $100.00
FYE   1996                   $119.02        $127.08      $125.88
FYE   1997                   $190.90        $205.64      $151.64
FYE   1998                   $250.00        $278.10      $201.01
FYE   1999                   $224.18        $232.65      $281.68
FYE   2000                   $208.90        $193.57      $423.84

 1. Quaker City Bancorp, Inc. returns were calculated based on the closing sale prices per share of the Common Stock as follows (as adjusted for the Stock Dividends): 6/30/95, $7.36; 6/30/96, $8.76; 6/30/97, $14.05; 6/30/98,
    $18.40; 6/30/99, $16.50; 6/30/2000, $15.375.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date, (i) the name of each person believed by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) the total number of shares of Common Stock beneficially owned by each such person and (iii) the percentage of all Common Stock outstanding held by each such person.


                               Name and Address of               Amount and Nature of
      Title of Class             Beneficial Owner               Beneficial Ownership(1)           Percent of Class (1)(2)
      --------------           -------------------              -----------------------           -----------------------
Common Stock                 Quaker City Bank Employee              273,630 shares(3)(4)                    5.37%
                             Stock Ownership Plan and
                             Trust ("ESOP")
                             7021 Greenleaf Avenue
                             Whittier, CA 90602

___________________
(1) Share amounts have been adjusted for the Stock Dividends.
(2) As of the Record Date, there were 5,096,077 shares of Common Stock (as adjusted for the Stock Dividends) outstanding.
(3) Shares of Common Stock were acquired by the ESOP in the Conversion. A committee which consists of non-employee members of the Board of Directors of the Association administers the ESOP (the "ESOP Committee"). An unrelated third party has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Committee may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. As of the Record Date, 363,460 shares of Common Stock (as adjusted for the Stock Dividends) in the ESOP had been allocated, but not distributed, to participating employees, including 86,011 shares (as adjusted for the Stock Dividends) allocated to executive officers as described in the footnotes to the Security Ownership of Management table as of the Record Date. As of the Record Date, 44,706 shares of Common Stock in the ESOP had been distributed.
(4) Includes unallocated as well as allocated but unvested ESOP shares. While allocated but unvested shares are voted by participants, they are subject to forfeiture until fully vested.

                           RELATED PARTY TRANSACTIONS

     Section 11 of the Home Owners' Loan Act requires that all loans or extensions of credit by the Bank to executive officers and directors of the Bank, of the Company and of the Company's other subsidiaries (collectively, "Insiders") or to companies which an Insider controls ("Related Interests"), must be made on substantially the same terms (including interest rates and collateral) as, and must follow credit underwriting procedures not less stringent than, those prevailing at the time for comparable transactions with the general public, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to an Insider or Related Interest in excess of the lesser of (a) $500,000, or (b) the greater of $25,000 or 5% of the Bank's capital and surplus, must be approved in advance by a majority of the entire Board of Directors of the Bank, with interested directors abstaining from participating directly or indirectly in the voting. The aggregate loans by the Bank to an Insider and his or her Related Interests generally may not exceed 15% of the Bank's capital, and the aggregate of all loans by the Bank to all of its Insiders and their Related Interests generally may not exceed 100% of the Bank's capital.

     It is the policy of the Bank to offer loans to executive officers and directors on their principal residence and to offer to extend a line of credit for overdraft protection on a checking account held at the Bank. The Bank's policy provides that all loans to its executive officers and directors shall be made in the ordinary course of business, shall be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with all other employees and shall not involve more than the normal risk of collectibility or present other unfavorable features.

     During fiscal 2000, director Wayne Harvey and executive officers Kathryn Hennigan and Karen Tannheimer had loans from the Bank. The largest amount of indebtedness of each during fiscal year 2000 and the outstanding balance of each is as listed below:


Name                          Largest FY Indebtedness          Balance as of June 30, 2000
------------------------   -----------------------------   ------------------------------------
Harvey                               97,000.00                        92,000.00
Hennigan                            224,376.58                       221,816.27(1)
Tannheimer                          189,953.74                       187,765.01(1)

________________
(1) Ms. Hennigan's and Ms. Tannheimer's loans have been sold to FNMA; the Bank retains the servicing.

The loans were made by the Bank in conformance with the Bank policy on loans to executive officers, directors, and employees.

     In connection with the Conversion of the Bank and the commencement of operations of the Company, the Bank and the Company entered into two-year change in control agreements with executive officers Hank K. Kadowaki, Jerrold S. Perisho, Karen A. Tannheimer and Robert C. Teeling. The terms of such agreements are the same as those of the change in control agreements entered into by the Bank and the Company with Messrs. Wilson and Rams and Ms. Hennigan described above under "COMPENSATION AND OTHER INFORMATION--Employment Agreements and Change in Control Arrangements."

     As part of the Conversion, an ESOP was established by the Bank. The ESOP borrowed $3,105,000 from the Company to purchase 646,875 shares of Common Stock (as adjusted for the Stock Dividends) of the Company. As of the Record Date, 242,579 shares of Common Stock (as adjusted for the Stock Dividends) held by the ESOP were unallocated to individual participant accounts. Such shares constituted 4.76% of the outstanding Common Stock as of the Record Date. At June 30, 2000, the outstanding balance of the loan was $1.0 million.

     Mr. Miller is a partner of the law firm of Bewley, Lassleben & Miller. The Company retained such law firm during fiscal 2000 and has continued to retain the firm in fiscal 2001. The amount of fees paid to the firm in fiscal 2000 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, stockholders of the Company will be asked to vote on the election of three directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected directors of the Company. To fill these board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to three-year terms and will serve until the annual meeting of stockholders to be held in the year 2003 and until their successors have been duly elected and qualified.

     Set forth below are the names of persons nominated by the Company's Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Harvey, Miller and Thomas. For a description of Mr. Harvey's, Mr. Miller's and Mr. Thomas' principal occupation and business experience during the last five years and present directorships, please see "DIRECTORS AND EXECUTIVE OFFICERS--Directors," above.

                                                                            First            First           Term as
                                                                           Became           Became          Company
                                                                         Director of      Director of       Director
        Name                           Current Occupation                   Bank            Company          Expires
        ----                           ------------------                   ----            -------          -------
NOMINEES FOR ELECTION
Wayne L. Harvey             C.P.A., retired Managing Partner,                1981            1993             2000
                              Harvey & Parmelee
Edward L. Miller            Partner, law firm of Bewley, Lassleben           1985            1993             2000
                              & Miller
J.L. Thomas                 Chairman of the Board of the Company             1975            1993             2000
                              and of the Bank
CONTINUING DIRECTORS

David S. Engelman           Private investor                                 1999            1999             2002
David K. Leichtfuss         President, Broadview Mortgage                    1991            1993             2002
Alfred J. Gobar             President and Chairman, AJGA, Inc.               1992            1993             2001
Frederic R. McGill          President and Chief Executive Officer            1995            1995             2001
                              of the Company and of the Bank

     The Company has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED
                                                     ---
ABOVE.

         THE COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has been the independent certified public accounting firm for the Bank since 1969 and for the Company since commencement of its business operations following the Conversion of the Bank from mutual to stock form on December 30, 1993, and has been selected by the Company to continue to serve as the accountants for the Company for fiscal 2001. Representatives of KPMG LLP are expected to attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials relating to the Company's 2001 annual meeting of stockholders must give notice of such proposal in writing to the Corporate Secretary of the Company at its principal executive offices and such notice must be received on or before May 31, 2001. The notice must comply with Section 6 of Article I of the Company's Bylaws (a copy of which is available upon request to the Corporate Secretary of the Company), which section requires that the notice contain a brief description of such proposal and the reason for conducting such business at the annual meeting, the name and address, as they appear on the Company's books, of the stockholder making such proposal, the number of shares of Common Stock beneficially owned by such stockholder and any material interest of such stockholder in such proposal. The Board of Directors will review proposals from eligible stockholders which it receives by that date and will determine whether any such proposal will be included in its 2001 proxy solicitation materials. An eligible stockholder is one who upon submission of the proposal is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to vote at the 2001 annual meeting of stockholders, who has held such securities for at least one year and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal 90 days before the date of the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act ("Section 16") and the rules promulgated thereunder (the "Rules") and requirements of the National Bank of Securities Dealers, Inc. (the "NASD"), officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock of the Company are required to file with the SEC and the NASD and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

     Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended June 30, 2000 and/or written representations from such reporting persons, the Company believes that all reports required to be filed by such reporting persons during or with respect to the fiscal year ended June 30, 2000 were timely filed, except that Ms. Tannheimer filed one Form 5 late relating to a gift of Common Stock to a charitable organization.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000, including audited financial statements, is being mailed to stockholders along with these proxy materials. This year's Annual Report to Stockholders includes the Annual Report on Form 10-K as filed with the SEC. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon payment of the Company's reasonable expenses to furnish such exhibits. To obtain any such exhibits, contact Kathryn Hennigan, Corporate Secretary, Quaker City Bancorp, Inc., 7021 Greenleaf Avenue, Whittier, California 90602.


                                        By order of the Board of Directors

                                        /s/ KATHRYN M. HENNIGAN

                                        KATHRYN M. HENNIGAN
                                        Corporate Secretary

Whittier, California
October 5, 2000



     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

     If you have any questions, or have any difficulty voting your shares, please contact Morrow & Co. by calling 1-800-856-8309.

                                   APPENDIX A

<CAPTIOM>
=================================================================================================================
Quaker City Bancorp, Inc.
General Administration
Company Policy Statement
=================================================================================================================
Issued By:                      Board of Directors                   April 20, 2000
=================================================================================================================

Subject:                      Audit Committee Charter                Policy #:  IAx-100
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
Board Adopted:    4/20/00            As New: X             Restated:                   Amendment:
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For Review:                       As Needed:               Annually: X
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     Authority

     Primary responsibility for the Company's financial reporting and internal operating controls is vested in senior operating management as overseen by the Board of Directors (the "Board"). The Audit Committee, which is a standing committee of the Board, is established to assist it in fulfilling its statutory and fiduciary responsibilities.

     The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Audit Committee will meet quarterly and call special meetings, as they believe required. The Audit Committee Chair will meet with the internal auditors at least once a month to review their progress and report to the Audit Committee and Board thereon.

     The Audit Committee may at its sole discretion and without consultation with management or the Board obtain separate legal counsel or other outside professional services to enable it to fulfill the responsibilities set forth in this charter.


     Committee Membership

     The membership of the Audit Committee shall consist of three outside directors, each of whom is financially literate, one of whom has an accounting or related financial management expertise, and who are all independent from management and the Company. One of the members shall serve as chair.

     Members of the Audit Committee shall be considered independent if in the opinion of the Board they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.


     General Responsibilities

     1. The Audit Committee reports committee actions to the full Board and may make appropriate recommendations.
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                                                         Audit Committee Charter
                                                                  April 20, 2000
                                                                          Page 2

     2. The Audit Committee has the authority to direct, conduct or authorize investigations brought to its attention within the scope of its responsibilities.


     Responsibilities regarding outside auditors and internal auditors

     1. The Audit Committee will select the outside auditor for Company annual audits. The Committee's selection is subject to approval by the Board.

     2. The Audit Committee will review the fee arrangement negotiated by management with the outside auditors.

     3. The outside auditor is ultimately accountable to the Board and the Audit
        Committee, as representative of shareholders. These shareholder representatives have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

     4. The Audit Committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the internal auditors. The Audit Committee, in conjunction with the Company's Chief
        Executive Officer, will conduct the annual performance and salary reviews of the internal auditors.

     5. The Audit Committee will confirm and ensure the independence of the internal auditors and the outside auditor. The Audit Committee is responsible for ensuring its receipt from the outside auditor of a formal written statement delineating all relationships between them and the Company, consistent with Independence Standards Board Standard 1.
        The Audit Committee is also responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for taking, or recommending that the full Board take, appropriate action to ensure the independence of the outside auditor.

     6. The Audit Committee will consider, in consultation with the outside auditor and the internal auditors, the annual audit scope and procedural plans made by the internal auditors and the outside auditor.

     7. The Audit Committee will ensure that the internal auditors and outside auditor coordinate the internal and external audits to ensure completeness of coverage, reduce redundancy and the use of audit resources effectively.


     Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

     1. The Audit Committee will ensure that the outside auditor will provide the Audit Committee with a timely analysis of significant reporting issues, an audit of the Company's annual financial statements, and a review of the Company's quarterly financial statements.

     2. The Audit Committee will engage in discussion regarding the outside auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. Discussions shall include the following issues:
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                                                         Audit Committee Charter
                                                                  April 20, 2000
                                                                          Page 3

        - Consistency, clarity and completeness of the Company's accounting policies and disclosures

        - Degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates

        - Other significant decisions made by management in applying accounting principles

     These discussions will focus on items that have a significant impact on the representational faithfulness, verifiability and neutrality of the financial statements.

     3. The Audit Committee will inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

     4. The Audit Committee will determine the open years on federal and state income tax returns and whether there are any significant items that have been or might be disputed by the taxing authorities and inquire about the status of related tax reserves.

     5. The Audit Committee will inquire of management, the internal auditors and the outside auditor about significant financial risks and exposures and will assess management's steps to minimize them.

     6. The Audit Committee will review annually the following with the outside auditor and the internal auditors:

        - The adequacy of the Company's internal controls, including computerized information system controls and security.

        - Any significant findings and recommendations together with management's response to them.

     7. The Audit Committee will consider and review with management and the internal auditors:

        - Any significant findings during the year and management's response to them.

        - Any difficulties the internal auditors encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

        - Any changes to the planned scope of the internal audit plan that the committee thinks advisable.

        -  The internal audit department's budget and staffing.

        - Whether the internal auditors have complied with the Institute of Internal Auditor's Standards for the Professional Practice of
           Internal Auditing.

     8. The Audit Committee will review the Company's annual financial statements, including the independent accountant's opinion and management letters, and the Company's Report on Form 10-K related thereto.  The Audit Committee, or a representative thereof, shall review the Company's quarterly financial statements and the Form 10-Q related thereto.
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                                                         Audit Committee Charter
                                                                  April 20, 2000
                                                                          Page 4

     Responsibilities regarding Corporate Governance

     The responsibility of the Audit Committee in the area of corporate governance is to provide assurance that the Company is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against employee conflict of interest and fraud. To accomplish this, the Audit Committee will:

     - Review Company policies relating to compliance with laws and regulations, ethics, conflict of interest, and the investigation of misconduct of fraud.

     - Review current and pending litigation or regulatory proceedings bearing on corporate governance in which the Company is a party.

     - Review significant cases of employee conflict of interest, misconduct or fraud.

     - Review in-house policies and procedures for regulatory review of officer's expenses and perquisites, including use of Company assets.

     - Review and approve the functional and organizational framework of the Internal Audit Department for providing services to management and to the Audit Committee, including the purpose, responsibility, authority and reporting relationships of the internal audit function.

     - Determine the extent to which the planned audit scope of internal auditing and the outside auditor can be relied upon to detect fraud or weaknesses in internal controls, and review management's plans to monitor compliance with these internal controls.

     - Discuss with the internal auditors and the outside auditor the review of the Company's electronic data processing procedures and controls.


     Periodic responsibilities

     The Audit Committee will periodically:

     -  Review and reassess the adequacy of this charter at least annually.

     - Review legal and regulatory matters that may have a material effect on the Company's financial statements, compliance policies and programs and reports from regulators.

     - Meet with the internal auditors, the outside auditor and management in separate sessions to discuss any matters the committee or these groups believe should be discussed privately with the Audit Committee.
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REVOCABLE PROXY

                           QUAKER CITY BANCORP, INC.

  The undersigned hereby appoints Frederic R. (Rick) McGill and Dwight L.
Wilson, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated below all shares of the common stock of Quaker City
Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held on November 15, 2000 and at any adjournments or postponements thereof (the "2000 Annual Meeting").

1.  ELECTION OF DIRECTORS

    [_] FOR all nominees            [_] WITHHOLD AUTHORITY to
        listed below (except            vote for all nominees
        as indicated to the             listed below
        contrary below)
                                Jerome L. Thomas
                                Wayne L. Harvey
                                Edward L. Miller

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:
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2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2000 Annual Meeting.

                         [_] FOR [_] AGAINST [_] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IMPORTANT--
PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY. THIS PROXY IS SOLICITED
              ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                           (Continued on other side)
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  THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR EACH OF THE PROPOSALS.

  The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2000 Annual Meeting.

  When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Whether or not you plan to attend the 2000 Annual Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.

                                                Dated:____________________, 2000

                                                ________________________________
                                                    (Signature of Stockholder)

                                                ________________________________
                                                    (Signature of Additional
                                                        Stockholder(s))
                                                Please sign your name exactly as
                                                it appears hereon, date and
                                                return this proxy in the reply
                                                envelope provided. If you
                                                receive more than one proxy
                                                card, please sign, date and
                                                return all cards received.

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